CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Americlean, Inc
Charlotte, North Carolina

     We hereby consent to the use, in the Prospectus constituting part of this Registration Statement on Form SB-2 (Americlean No. 1), of our report dated December 16, 1998 relating to the combined financial statements of Boggs & Company, Inc. and JKG Group, Inc. appearing in such Prospectus.

     Our report contains an explanatory paragraph regarding uncertainties as to the outcome of certain going concern issues. We also consent to the reference to us under the caption "Experts" in such Prospectus.



                                             /s/ Bullard & Blanchard PLLC


Charlotte, North Carolina

February 2, 2000